UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2005

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry Into A Material Definitive Agreement.

The disclosure under Item 2.03 of this report with respect to the entry into the Supplemental Indenture is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation.

On July 25, 2005, The Interpublic Group of Companies, Inc. (the “Company”) entered into a fifth supplemental indenture (the “Supplemental Indenture”), attached hereto as Exhibit 4.1, to the senior debt indenture dated as of November 12, 2004 (attached as Exhibit 4.1 to The Company’s current report on Form 8-K dated November 15, 2004)  (the “Senior Debt Indenture,” together with the Supplemental Indenture, the “Indenture”), between the Company and Sun Trust Bank as trustee (the “Trustee”) with respect to the issuance of $250,000,000 in aggregate principal amount of Floating Rate Notes due 2008 (the “Notes”).

The Notes were offered pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold only to qualified institutional buyers as defined under Rule 144A of the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under, or applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

The Notes will mature on July 25, 2008 and will bear interest at a floating rate. Interest on the Notes will be payable quarterly in arrears on January 25, April 25, July 25 and October 25 of each year, beginning October 25, 2005. The interest rate for the Notes for each interest period will be a per annum rate equal to three-month LIBOR plus 325 basis points. The Notes will be the Company's unsecured and unsubordinated obligations ranking equally with our other outstanding unsecured and unsubordinated indebtedness.

The Indenture contains covenants that limit the Company and certain of its subsidiaries from incurring certain secured indebtedness and entering into sale and lease-back transactions and, with certain exceptions, prohibit the Company from merging into another person, or conveying, transferring or leasing all or substantially all of the Company’s properties or assets.  If an event of default as specified in the Indenture shall occur and be continuing, either the Trustee or holders of 25% in aggregate principal amount of the Notes may accelerate the maturity of the Notes. The covenants, events of default and acceleration rights discussed in this paragraph are subject to important exceptions and qualifications as set forth in the Indenture.

Interpublic received net proceeds of approximately $244.6 million from the offering.  The Company intends to use the net proceeds from the sale, together with cash on hand, to redeem or otherwise retire its outstanding $250 million 7 7/8% Notes due 2005 which mature on October 15, 2005.

A copy of the press release announcing the completion of the offering is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

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Exhibit 4.1	Fifth Supplemental Indenture, dated as of July 25, 2005, to the Senior Debt Indenture, with respect to the issuance of the Notes (filed pursuant to Item 1.01).

Exhibit 99.1	Press release, dated July 26, 2005 (filed pursuant to Item 8.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: July 26, 2005	By: /s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary